Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-44313 on Form S-8 of Memry Corporation of our report dated September 20, 2004, appearing in this Annual Report on Form 10-K of Memry Corporation for the year ended June 30, 2004.

/S/ DELOITTE & TOUCHE LLP

Stamford, Connecticut

September 28, 2004